ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF

                          XGA GOLF INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                                 (present name)


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted: (indicate article number(s) being amended, added or deleted)

         Article Number One shall be amended as follows:

         The name of the corporation shall be changed from XGA Golf International, Inc. to AGROSOL, INC.

         This amendment was approved by the unanimous Joint Written Consent of the Shareholders of the Company.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD:   The date of each amendment's adoption: June 16, 1998 .

FOURTH:  Adoption of Amendment(s) (CHECK ONE)

        X  The amendment(s) was/were approved by the shareholders. The number of
       ---     votes cast for the amendment(s) was/were sufficient for approval.

           Theamendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                 "The number of votes cast for the amendment(s) was/were sufficient for approval by ___________
                                    ---------------."
                                        (voting group)

           The amendment(s) was/were adopted by the board of directors
       --- without shareholder action and shareholder action was not required.

           The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

           Signed this  16th    day of  June  , 1998.
                       -------          ------    --

Signature  /s/ Ronald Williams
          ------------------------------------------------
          Ronald Williams, Secretary
          (By the Chairman or Vice-Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                       OR
                   (By a director if adopted by the directors)
                                       OR
              (By an incorporator if adopted by the incorporators)



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